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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ILINC COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   76-0545043
                                (I.R.S. Employer
                               Identification No.)

                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018
                                 (602) 952-1200
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                             STOCK COMPENSATION PLAN
                            (Full Title of the Plan)
                              JAMES M. POWERS, JR.
                           ILINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018
                                 (602) 952-1200
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                                   COPIES TO:
                            JAMES S. RYAN, III, ESQ.
                              JACKSON WALKER L.L.P.
                           901 MAIN STREET, SUITE 6000
                               DALLAS, TEXAS 75202
                                 (214) 953-6000

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
                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                AMOUNT TO BE   PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES        REGISTERED     OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED            (1)         PER SHARE (2)               PRICE                FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001    2,000,000        $0.52                $1,040,000.00           $31.93
per share                          shares
-------------------------------------------------------------------------------------------------------------------------
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(1) This Registration Statement shall also cover any additional shares of common stock which may become issuable under the Company's Stock Compensation Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of iLinc Communications, Inc. as reported on the American Stock Exchange on December 6, 2007.

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                                EXPLANATORY NOTE


iLinc Communications, Inc. (the "Company" or the "Registrant") has previously registered shares of the Company's common stock issuable under the Company's Stock Compensation Plan (the "Plan") by an effective registration statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on June 4, 1998, Registration No. 333-56033 (the "Prior Registration Statement"). Under this Registration Statement, the Company is registering an additional 2,000,000 shares of common stock issuable under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Prior Registration Statement are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on this 7th day of December, 2007.

                                       ILINC COMMUNICATIONS, INC.

                                       By: /s/ JAMES M. POWERS, JR.
                                           -------------------------------------
                                           JAMES M. POWERS, JR
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

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
       SIGNATURE                                   TITLE                                   DATE
       ---------                                   -----                                   ----

/s/ JAMES M. POWERS, JR.              Chairman of the Board, President and            December 7, 2007
--------------------------------      Chief Executive Officer, (Principal
JAMES M. POWERS, JR.                  Executive Officer)


/s/ JAMES L. DUNN, JR.                Executive Vice President and Chief              December 7, 2007
--------------------------------      Financial Officer (Principal Financial
JAMES L. DUNN, JR.                    and Accounting Officer)


/s/ JAMES H. COLLINS                  Director                                        December 7, 2007
-------------------------------
JAMES H. COLLINS


/s/ KENT PETZOLD                      Director                                        December 7, 2007
-------------------------------
KENT PETZOLD


/s/ DANIEL T. ROBINSON, JR.           Director                                        December 7, 2007
-------------------------------
DANIEL T. ROBINSON, JR.


/s/ MICHAEL T. FLYNN                  Director                                        December 7, 2007
-------------------------------
MICHAEL T. FLYNN

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                                  EXHIBIT INDEX


Exhibit No.      Description of Exhibit
-----------      ----------------------

5.1              Opinion of Jackson Walker L.L.P.
23.1             Consent of Moss Adams LLP.
23.2             Consent of Epstein, Weber &  Conover PLC